CONSULTING AGREEMENT



         This Consulting Agreement ("Agreement") is entered into as of this __01__day of April 2000 (the "Effective Date") by Argo, Inc. a Israeli corporation having its principal place of business at 2 Zipory Street, Tiberia,
P. O. Box 1560, Israel tel no 972 6 6716040 ("Argo"or Client") and Altira Capital & Consulting, LLC, having its principal place of business at 28 Brookfall Road, Edison, New Jersey 08817 ("Altira" or "Consultant").


                              W I T N E S S E T H :

         WHEREAS, Argo, as the Client, desires to engage Altira, as the Consultant, to provide it with advice in connection with the commercial evaluation and exploitation of intellectual property; and

         WHEREAS, Altira desires to provide such services to Argo.

                           N O W , T H E R E F O R E ,

         In consideration of the mutual promises and considerations set forth in this document, the Parties agree as follows:

1.  Services to be Provided by the Consultant; Duties.
         (a) On an on-going basis, and as the Client shall request, the Consultant
                  (i) shall provide advice with respect to matters involving intellectual property, including advice with respect to the feasibility of inventions and the commercial exploitation thereof; and, in addition,
                  (ii) the Consultant shall build prototype devices. Or complete clinical trail.
         (b) The Consultant shall provide business and technical development services to the Client regarding technical, marketing, manufacturing and advice as specified in a Service Order from time to time submitted by the Firm and accepted in writing by both Client and Firm. Each Service Order shall be in a form similar to the one attached as Exhibit A. Any accepted Service Order may be amended or superseded by any new Service Order only in writing by both Parties which expressly provides that it amends or supersedes a prior Service Order. Each and all accepted Service Order shall constitute a part of this Agreement.
         (c) Without the prior permission of the Client, the Consultant shall not communicate with third parties concerning matters as to which the Client has engaged the Consultant to perform consulting services.
         (d) The Consultant will perform the services with reasonable care and professional skill.
         (e) However, the Consultant does not warrant the merchantability or fitness for use or purpose of the work performed.

    Liability of the Parties to Each Other; Indemnification.

         (a) Neither Party shall be liable to the other for any acts or omissions in their performance hereunder except when said acts or omissions are due to willful misconduct or gross negligence; provided, however, that with respect to claims by third-parties against either or both of the Client and of the Consultant,
                  (i) the Client shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorney's fees and attachments arising from or growing out of the services rendered by the Client pursuant to the terms of this Agreement; and
                  (ii) the Consultant shall hold the Client free and harmless from any obligations, costs, claims, judgments, attorney's fees and attachments arising from or growing out of the services rendered by the Consultant pursuant to the terms of this Agreement.

2. Fees to be Paid to the Consultant by the Client; Retainer; Hourly Expenses; Objections; Commissions.

         (a) The Client shall pay a reasonable fee for services actually performed for the Client by the Consultant. That fee will be determined by multiplying the number of hours spent working on the Client's matters by the billing rate. Time shall be billed in increments of 1/4 of an hour. The Consultant's hourly billing rate is:
                  (i)   $250.00/hr. for Executive managers/consultants;
                  (ii)  $150.00/hr. for Senior managers/consultants;
                  (iii) $75.00/hr. for Project managers;
                  (iv) $50.00/hr. for Senior engineers;
                  (v)  $25.00/hr. General engineers; and
                  (vi) $15.00/hr/ for technical and engineering support.
         (b) Outsource Consultants shall be billed at cost plus 10%. If performed by the Consultant, Governmental and regulatory work will have a 50% surcharge. If performed by an Outsource Consultant, the fee shall remain that Consultant's cost, plus 10%, as set forth above.
         (c) The foregoing rates and fees rates may not be increased without at least thirty (30) days prior written notice and the opportunity for the Client to terminate this Agreement.
         (d) The Consultant's fee shall be calculated by multiplying the number of hours devoted to the Client's matter(s) (including fractions of hours) by the then current hourly rate. As used herein, the term "Number of Hours Devoted" shall mean any time spent by the Firm in dealing with any aspect of the matter for which the Client has retained the Firm including, but not limited to, consulting with the Client (in person or by telephone), investigating facts, conducting research, preparing correspondence, documents, interviewing or negotiating with others (in person or by telephone), preparing for and conducting meetings and interviews, and traveling.
         (e) In the event that the Client has any objection whatsoever to any of the fees for services rendered or the costs and disbursements which are billed, it is the Client's obligation to object in writing thereto within seven (7) days of receipt of such invoices or statements. Failure of the Client to timely set forth any such disagreement or objection to any fee for services rendered or costs incurred shall be considered to be a waiver of any such objections.
         (f) The Consultant shall be solely responsible for the payment of all federal, state, and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws that pertain to the compensation paid to Consultant for its performance of Services under Section 1 of this Agreement.

3.  Estimates.
         While an estimate or indication of the amount of fees which will likely be incurred in any particular project may be provided from time to time, such estimates are not guaranteed amounts, but rather are meant to serve as guidelines only. Numerous factors on any project may affect those estimates and require that they be revised. If at any time an estimate for a particular project has been given to the Client, and it becomes apparent that the actual hours required for the project will significantly exceed the estimate, the Client will be informed of that fact and the Client may elect to discontinue further action. The Client may, at any time, request a written estimate of projected consulting fees and costs associated with particular requirements or actions to be undertaken by the Firm

4.  Expenses.
         (a) The Client agrees to reimburse the Consultant for actual expenses incurred in the course of activities undertaken by the Consultant pursuant to
Section 1 of this Agreement. These expenses shall include, but not be limited to travel, shipping, communications, presentation materials and production charges, as well as such miscellaneous out-of-pocket disbursements, such costs as photocopying, filing fees, facsimile charges, electronic mail charges, travel expenses, computer research charges, telephone charges, postage, express mail, courier, and other expenses.
         (b) The Consultant will not commit to nor incur any expense for any one Service Order in excess of $1,000.00 without the prior approval of the Client.
         (c) Within 10 days following the end of each month, the Consultant shall provide the Client with itemized expense reports describing the nature of the expense and the project or contact for which the expense was incurred.
         (d) Within 20 days following the receipt of the expense report, the Client shall reimburse the Consultant for it expense, subject to the limitations set forth above.

5.  Duties of Client.
         The Client shall cooperate with the Consultant in whatever way is reasonably necessary for the Consultant to provide the services contemplated hereunder and shall participate with the Consultant in the handling of the Clients' matters. Without limiting the foregoing, the Client agrees to respond with reasonable promptness to telephone calls and other inquiries by the Consultant, review documents and correspondence, regularly communicate with the Consultant about the matter in general, including but not limited to any suggestions, questions or concerns that the Client has. The Client further covenants to provide all relevant information and documentation available to Client and requested by the Consultant and necessary for the Consultant to handle the matter, and the Client acknowledges that failure to do so may result in an outcome that is less favorable than would otherwise be attainable.

6.  Inventions; Works for Hire.
         The Client and the Consultant acknowledge that in the course of the Consultant's employment by the Client, the Consultant may from time to time create inventions, programs, program modifications, documentation and other writings or works, including, without limitation, manuals, pamphlets, instructional materials and other writings or works, including, codes, files, tapes, or other copyrightable material, or portions thereof, that may be created within or without the Client's facilities and before, during, or after normal business hours. All such works authored, written, conceived, originated or discovered in whole or in part by the Consultant which result from any work performed for the Client or related to or useful in the business are and shall be exclusive property of the Client, and the Consultant shall cooperate with the Client in the protection of all of the Client's intellectual property rights thereto, and, to the extent deemed desirable by the Client, the filing or registration of any patents or copyrights. Accordingly, the Consultant hereby assigns to the Client all of the Consultant's right, title and interest in and to any and all inventions, processes, systems, and creations, whether or not patentable or copyrightable, that the Consultant may conceive, develop, create, or assist in whole or in part, during its engagement by the Client, whether or not during normal working hours. The Consultant shall sign and deliver all documents relative to said inventions requested by the Client for the purpose of confirming the Client's title thereto.

7.  Confidential Information.

         (a) In connection with the Consultant's performance under this Agreement, it may be necessary for the Parties to disclose "Confidential Information" (as the term is defined below) or trade secrets (as the term is commonly understood to mean) to each other. The Party disclosing such information (the "Disclosing Party") to the Party receiving such information (the "Receiving Party") agrees to identify,in writing, such information to the Receiving Party as confidential upon delivery of such Confidential Information or trade secrets. Without the prior written consent of the other Party, Confidential Information or trade secrets shall not be disclosed by either Party to anyone else or used in any way except in fulfillment of the objectives of this Agreement; provided, however, that

                  (i) the obligations of both Parties as specified in this Section _________ shall not apply to either Party, and neither Party shall have further obligation to the other, with respect to any Confidential Information or trade secret which the Receiving Party can demonstrate:
                           (A) was in the Receiving Party's  possession prior to
the time of disclosure by the Disclosing Party; or
                           (B)  was  in  the  public   domain  at  the  time  of
disclosure, or subsequently became part of the public domain through no fault to the Receiving Party; or
                           (C) was legally  received  from a third party who was
not subject to a confidentiality obligation to the Disclosing Party regarding the Confidential Information and who was otherwise legally in possession of the information; or
                           (D)  was  independently  developed  by the  Receiving
Party without the use of the Confidential Information disclosed by the Disclosing Party; or
                           (E)  is  sought   to   disclosed   pursuant   to  the
requirement of a governmental agency or any law requiring disclosure thereof, provided that the Disclosing Party is given prior written notice of any such required or demanded disclosure and the opportunity to object to such disclosure; or
                           (F) is generally  disclosed  to third  parties by the
Disclosing Party without similar restriction to such third parties; or
                           (G)  is  approved  for  general  release  by  written
authorization of theDisclosing Party.
         (b) This Section shall be effective  during the term hereof and for two
(2) years after termination of this Agreement for whatever reason and under any circumstances.

         (c) As used in this Section, or elsewhere in this Agreement, the term "Confidential Information" shall mean and include: All information or material regarding the Client's business that has or could have commercial value or other utility to another person or entity, or information which, if disclosed without authorization, could be detrimental to the business of the Client, including, but not limited to, the Client's business plans, marketing plans, methods of operations, products, software programs, documentations of programs, programming procedures, algorithms, formulas, equipment and techniques, existing and contemplated services, inventions, systems, devices (where or not patented), financial information's and practices, plans, pricing, and marketing techniques, proposals or bids for actual or potential customer, names, addresses and phone numbers of the Client's Customers, credit information and financial data of the Client's and the Client's Customers, particular business requirements of the Client's Customers, and special methods and processes involved in designing, producing, and selling the Client's products and services, all shall be deemed Confidential Information and trade secrets and the Client's exclusive property; provided, however, that Confidential Information shall not include information that has entered the public domain other than through the actions of the Consultant.

8.  Consultant's Ownership of its own Background Technology.
         The Client acknowledges that the Consultant owns or holds a license to use and sublicense various preexisting technologies, development tools, routines, subroutines and other programs, data and materials that the Consultant is not intending to include in the product developed under this Agreement. This material shall be referred to hereafter as "Background Technology". The Consultant's Background Technology includes those items identified in Exhibit A attached hereto, and made a part of this Agreement. The Consultant retains any and all rights in the Background Technology. Should the Background Technology be included into Clients products, a separate agreement will be negotiated.

9. Duration of this Agreement; Termination; Payment for Fees and Costs incurred prior to Termination.
         (a) This Agreement shall expire on the third anniversary of the Effective Date; subject, however, to the Client's right to terminate as set forth in this contract.
         (b) Either Party shall have the right to terminate this Agreement upon thirty (30) days written notice.
         (d) The Client's obligation to pay and reimburse the Consultant for services already performed and expenses already incurred prior to the termination or expiration of this Agreement and the obligation upon the relevant parties to pay royalties under Sections 2(f) of this Agreement and the performances related thereto under section 4.5, shall survive termination or expiration of this Agreement

10. Default; Cure.
         If, during the term of this Agreement, either Party fails to perform any of its obligations under this Agreement, the non-defaulting Party may give written notice of the default to the defaulting Party. If the defaulting party fails to cure its default within thirty (30) days following receipt of notice of default, the non-defaulting party may terminate this Agreement.

11. Return of the Client's Records and Property.
         Whether termination of this Agreement shall occur by the expiration of the agreed upon period of time, or otherwise, within 15 days following termination, the Client shall notify the Consultant that it (the Client) wishes the Consultant to return any records or property of the Client in the possession, custody, or control of the Consultant. Such notice shall identify which of the Client's property is to be returned and shall specify the location to which it is to be returned. Within 10 days after receiving such a request, the Consultant shall return the Client's property, in the same condition it was when it was delivered to the Consultant, normal wear and tear excepted. If the Client does not send the aforesaid notice of demand of return of property within said 15 day period, the Consultant shall be entitled to destroy such records and property, and the Client shall waive any and all claims relating to such destruction.

12. Law Governing.
         This Agreement shall be deemed to have been entered into under the Laws of the State of New York, and the rights and obligations of the parties hereunder shall be governed and determined according to the Laws of New York without regard to applicable conflicts of laws.

13. Resolution of Disputes; Arbitration.
         All disputes concerning this Agreement or any claim or issue of any nature (whether brought by the Parties hereto or by any other person whatsoever) arising from or relating to this Agreement (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in Kings County, New York, which arbitration will proceed in accordance with the rules of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes.
         The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction.
         Each entity or Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).
                           THE  PARTIES  EACH  UNDERSTAND  THAT BY  AGREEING  TO
                  BINDING ARBITRATION, BOTH PARTIES ELECT TO WAIVE THE JUDICIAL PROCESS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO A TRIAL BY JURY, THE RIGHT TO DISCOVERY, THE RIGHT TO AN APPEAL, AND THE OTHER JUDICIAL RULES OF PROCEDURE AND EVIDENCE. INSTEAD THE PARTIES WILL BE BOUND BY THE DECISION OF THE ARBITRATOR WHOSE DECISION, AFTER AN INFORMAL HEARING INVOLVING NO DISCOVERY AND MUCH LESS FORMAL RULES OF PROCEDURE AND EVIDENCE, IS FINAL AND BINDING. BECAUSE ARBITRATION IS SIGNIFICANTLY DIFFERENT FROM THE JUDICIAL PROCESS AND BECAUSE THE PARTIES GIVE UP A NUMBER OF RIGHTS IN AGREEING TO UTILIZE ARBITRATION INSTEAD OF THE JUDICIAL PROCESS, EACH PARTY SHOULD SEEK THE ADVICE OF AN INDEPENDENT ATTORNEY INCLUDING BUT NOT LIMITED TO, ADVANTAGES, DISADVANTAGES AND DIFFERENCES BETWEEN ARBITRATION AND THE JUDICIAL PROCESS BEFORE SIGNING.

14. Notice.
         (a) Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other Party hereto shall be in writing and shall be given either:
                  (i) by facsimile transmission to the facsimile number given below, provided that confirmation of successful receipt thereof by the receiving Party is recorded on the sending Party's transmission confirmation receipt simultaneously with the completion of transmission, in which case notice shall be presumptively deemed to have been given at the date and time displayed on the sending Party's transmission confirmation receipt showing the successful receipt thereof by the receiving Party;
                  (ii) by a nationally recognized overnight courier service in which the date of delivery is recorded by the courier service, in which case notice shall be presumptively deemed to have been given at the time that records of the courier service indicate the writing was delivered to the receiving Party; or
                  (iii) by prepaid telegram, in which case notice shall be presumptively deemed to have been given at the time that the records of the telegraphic agency indicate that the telegram was telephoned or delivered to the receiving Party, as the case may be; or

         (b) Notice shall be sent
                  (i)      If to the Client, to:

                           ZVI NACHUM
                           _________________________, President
                           Argo, Inc
                           2 Zipory Street,
                           P. O.  Box 1560
                           Israel
                           Telephone Number: 972 6 6716040
                           Facsimile Telephone Number, 972-6-6723290


                  (ii)     If to the Consultant, to:

                           ROB SHORR
                           _________________________, President
                           Altira Capital & Consulting, LLC,
                           28 Brookfall Road
                           Edison, New Jersey 08817
                           Telephone Number: (732) 8197187
                           Facsimile Telephone Number (732)8193953

                  (iii) or to such other address as a Party may have specified in writing to the other Parties using the procedures specified above in this Section.

_______. Potential Conflicts of Interest.
         The Client acknowledges and agrees that the Consultant presently does, and may in the future, work for or consult for other persons with whom the Client does business, contracts or competes. Nothing herein shall be construed as prohibiting or preventing the Consultant from continuing or commencing such work for such persons, provided that the Consultant takes adequate steps to ensure that confidential information of the Client is not divulged or revealed to such other persons.

15. Force Majeure.
         (a) Neither Party hereto shall be liable for any breach of its obligation hereunder resulting from causes beyond its reasonable control including but not limited to fire, strikes (excluding their own employees) insurrection or riots, embargoes, wrecks or delays in transportation, inability to obtain supplies and raw materials, or regulation of any civil or military authority.
         (b) Each of the Parties hereto agrees to give notice forthwith to the other upon becoming aware of an event of Force Majeure such notice to contain details of the circumstances giving rise to the Force Majeure.

_______. Relationship of the Parties.
         (a) This Agreement does not constitute either Party as the legal agent or representative of the other and does not create any joint venture or partnership relationship; both parties are now acting and will continue to act as individual parties with respect to this Agreement.
         (b) Neither Party is granted the right or responsibility to make any representation, guarantee or warranty, or to create any obligation, contract or undertaking on behalf of the other, except as specifically set forth in this Agreement or an other Agreement entered into between the Parties or as subsequently authorized in writing by either Party.

_______. Assignment.
         The Parties are prohibited by this Agreement from assigning under any circumstances, in whole or in part, to any person, partnership, firm, corporation or government agency or entity, their rights under this Agreement without first obtaining written permission from the other Party.

_______. Government Regulation.
         In performing their obligations under this Agreement, the Parties agree to comply with the provisions of applicable federal, state, local or other statues, rules, regulations, ordinances and orders. The Parties further agree to assist each other to comply with such applicable laws with regard to matters within the scope of this Agreement.

_______. Waiver.
         The failure of either Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either Party to enforce each and every provision thereafter.

_______. Validity of Provisions.
         If any provision(s) of this Agreement are or become invalid, are ruled illegal by any tribunal of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the Parties that in lieu of each such invalid, illegal, or unenforceable provision, there shall be substituted or added as part of this Agreement a provision as was originally intended by the Parties, but which shall be valid, legal and enforceable.

_______. Integration.
         This Agreement, and the Exhibits and Schedules hereto, constitute the entire Agreement between the Parties related to its subject matter and can only be subsequently altered or modified by a written instrument which is executed by both of the parties. This Agreement cancels and supersedes any and all prior agreements, written or oral, between the Parties relating to the subject matter of this Agreement.

_______. Headings.
         Headings and captions are provided for convenient reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.




                                            The Client:


                                            ARGO, INC.


                                            By:_________________________________
                                                    _________________, President




                                            The Consultant


                                            ALTIRA CAPITAL & CONSULTING, LLC.


                                            By:_________________________________
                                                    _________________, President



                                            Attest:_____________________________
                                                    _________________, Secretary